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PROXY                                                                    EX 99.1

                          CITADEL HOLDING CORPORATION

                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER 24, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby revokes all prior proxies and constitutes and appoints James J. Cotter and S. Craig Tompkins, and each or any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Citadel Holding Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 10:00, A.M., local time, on October 24, 2001 at
      ,       , California, for the following purposes and any adjournment or postponement thereof, as follows:

                          (Continued on reverse side)

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                                                                Please mark  [X]
                                                                your votes as
                                                                indicated in
                                                                this example


In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof.

1. ELECTION OF DIRECTORS

INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the following list: James J. Cotter, William C. Soady, Alfred Villasenor, Jr., Robert M. Loeffler and S. Craig Tompkins.

              FOR                       WITHHOLD AUTHORITY TO
      all nominees listed                   vote for all
      below (excepted as                      nominees.
    marked to the contrary.)

              [_]                                [_]



2. PROPOSAL TO APPROVE THE ISSUANCE OF CITADEL SHARES IN CONNECTION WITH THE CONSOLIDATION OF CITADEL, CRAIG CORPORATION AND READING ENTERTAINMENT, INC.

             FOR                AGAINST              ABSTAIN
             [_]                  [_]                  [_]

3. PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDMENT TO THE CITADEL 1999 STOCK OPTION PLAN.

             FOR                AGAINST              ABSTAIN
             [_]                  [_]                  [_]

4. PROPOSAL TO APPROVE THE ADOPTION OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION OF CITADEL.

             FOR                AGAINST              ABSTAIN
             [_]                  [_]                  [_]

5. PROPOSAL TO RATIFY AND APPROVE THE FORM OF CITADEL INDEMNIFICATION AGREEMENT.

             FOR                AGAINST              ABSTAIN
             [_]                  [_]                  [_]

THIS PROXY WILL BE VOTED AS SPECIFIED. IF A CHOICE IS NOT SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR AND FOR EACH OF THE ABOVE PROPOSALS.

THIS PROXY SHOULD BE DATED, SIGNED BY THE STOCKHOLDER EXACTLY AS SUCH STOCKHOLDER'S NAME APPEARS ON SUCH STOCKHOLDER'S STOCK CERTIFICATE AND RETURNED PROMPTLY TO THE COMPANY C/O MELLON INVESTOR SERVICES, LLC, IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN AS A BENEFICIARY CAPACITY SHOULD SO INDICATE.

Signature _____________________________________________ Dated:____________ ,2001
                                       Telephone Number

Please sign name(s) exactly as registered) (if there are co-owners, both should sign)



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